Exhibit 10.2

EXCHANGE AND ASSIGNMENT AGREEMENT

THIS EXCHANGE AND ASSIGNMENT AGREEMENT (the “Agreement”) is made as of June 23, 2020 (the “Effective Date”), by and between Surge Holdings, Inc., a Nevada corporation (the “Company”), AltCorp Trading LLC (“AltCorp”), Glen Eagles Acquisition LP (the “Investor”) and consented and agreed to by the parent company of AltCorp, GBT Technologies, Inc. (“GBT”). In addition to the terms defined elsewhere in this Agreement, certain terms used herein have the meanings set forth in Section 6 hereof.

WHEREAS, reference is made to a loan made by GBT to the Company as evidenced by that certain Convertible Promissory Note issued by the Company for the benefit of GBT on September 27, 2019 in the principal amount of $4,000,000 (the “Note”), which such Note was subsequently assigned to GBT’s subsidiary AltCorp on February 3, 2020; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Company, AltCorp, GBT and the Investor desire to exchange $1,250,000 of principal and any and all interest or other fees and expenses currently due on such principal amount (the “Note Exchange Balance”) for 2,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and immediately and irrevocably issue and assign said Shares to the Investor;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Exchange; Assignment. The closing will occur on June 23, 2020 (or such later date as the parties hereto may agree in writing) (the “Closing”) following the satisfaction or waiver of the conditions set forth herein (such date, the “Closing Date”). On the Closing Date, subject to the terms and conditions of this Agreement, AltCorp and the Company shall exchange the Note Exchange Balance for the Shares and the Shares shall be hereby immediately and irrevocably assigned and transferred to the Investor for consideration paid to AltCorp in an amount agreed by AltCorp and the Investor. At the Closing, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1. On the Closing Date and concurrently with the Exchange, the remaining $2,750,000 of principal due under the Note and any and all interest or other fees and expenses currently due on such principal amount (the “Remaining Note Balance”) shall be immediately and irrevocably exchanged for 5,500,000 shares of Common Stock of the Company to be held in the name of AltCorp.

1.2. Promptly after the Closing Date, but in no event more than two (2) Trading Days (as defined below) after the Closing Date, the Company shall deliver the Shares to the Investor either in book entry or certificated form, at the option of the Investor. On the Closing Date, the Investor shall be deemed for all purposes to have become the holder of record of the Shares, irrespective of the date the Company delivers the Shares to the Investor. Upon receipt of the Shares and the immediate exchange of the Remaining Note Balance in accordance with Section 1.1, all of the Investor’s rights under the Note shall be extinguished.

1.3. It shall be a condition to the obligation of the Investor, on the one hand, and the Company, on the other hand, to consummate the Exchange contemplated hereunder that the other party’s representations and warranties contained herein are true and correct on the Closing Date with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

2.1. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, and no claim, action or proceeding of any kind has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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2.2. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to otherwise to carry out its obligations hereunder and thereunder. This Agreement have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the creation of any options, contracts, agreements, liens, security interests, or other encumbrances (“Liens”) upon any of the properties or assets of the Company or any of its Subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation of (with or without notice, lapse of time or both), any agreement, credit facility, debt, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, decree or other restriction of any court or governmental authority (including federal and state securities or “blue sky” laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

2.3. Valid Issuance of the Shares. The Shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable.

2.4. SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two (2) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.5. No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

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3. Representations and Warranties of the Investor, AltCorp and GBT. The Investor, AltCorp and GBT hereby represent, warrant and covenant that:

3.1. Organization. The Investor, AltCorp and GBT have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to otherwise to carry out its obligations hereunder and thereunder.

3.2. Authorization. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor, AltCorp and GBT and shall constitute the legal, valid and binding obligation of the Investor, AltCorp and GBT enforceable against the Investor, AltCorp and GBT in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor, AltCorp and GBT of this Agreement and the consummation by the Investor, AltCorp and GBT of the transactions contemplated hereby and thereby will not: (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party or by which it is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor.

3.3. Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The Investor can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares.

3.4. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

3.5. Ownership of the Note. AltCorp owns and holds, beneficially and of record, the entire right, title, and interest in and to the Note free and clear of all rights and liens (other than pledges or security interests (i) arising by operation of applicable securities laws and (ii) that AltCorp may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). AltCorp has full power and authority to transfer and dispose of the Note to the Company and assign the Shares to the Investor free and clear of any right or lien. Other than the transactions contemplated by this Agreement, there is no outstanding, plan, pending proposal, or other right of any person or entity to acquire all or any part of the Note or any shares of Common Stock issuable upon the exchange or conversion thereof, other than to the Investor.

3.6. No Short Sales or Hedging Transactions. The Investor covenants and agrees that neither he, nor any Affiliate acting on his behalf or pursuant to any understanding with him will execute any Short Sales of the Common Stock or hedging transaction, which establishes a net short position with respect to the Common Stock during the period commencing with the execution of this Agreement and ending upon the sale of the Shares and all True-Up Shares.

4. Additional Covenants.

4.1. Disclosure; Confidentiality. The Company shall, within four (4) Trading Days after the date of this Agreement, file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement as an exhibit thereto (collectively with all exhibits attached thereto, the “8-K Filing”).

4.2. Fees and Expenses. Except as otherwise set forth herein, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

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4.3. Leak-Out. With the exception of the sale of 7,500 of the Shares per Trading Day (which shall be permitted), the Investor will not offer, sell, contract to sell, hypothecate or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the sale, hypothecation or disposition (whether by actual or effective economic sale, hypothecation or disposition due to cash settlement or otherwise) by the Investor or any Affiliate of the Investor or any Person in privity with the Investor or any Affiliate of the Investor), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Shares. The Company agrees not to allow any transaction to occur that is inconsistent with this Agreement. On a monthly basis, the Investor shall deliver brokerage statements showing any and all sales of the Company’s Common Stock to the Company. In the event that the Investor violates the terms and conditions provided in this Section 4.3, the rights provided by Section 4.4 shall be null and void and of not force and effect.

4.4. True-Up Adjustments. It is the intention of the Company and the Investor that the Shares, including the Shares which have been sold prior to the Valuation Date (as hereafter defined), shall have an aggregate value which equals $1,250,000 (the “Value Amount”) on the one (1) year anniversary of the date hereof or if such date is not a Trading Day, the immediately subsequent Trading Day (the “Valuation Date”). The Investor shall have the right (but not an obligation) to make a one-time request of additional shares of Common Stock from the Company within five (5) days of the Valuation Date in the event that the Shares, including the Shares which have been sold prior to the Valuation Date, shall have an aggregate value on the Valuation Date which is less than the Value Amount. The difference between the Value Amount and aggregate value of the Shares (as calculated by the Company using the volume weighted average price (“VWAP”) of the Shares over the twenty (20) Trading Day period immediately prior to the Valuation Date) and the previously sold Shares (at the price received by the Investor therefor, net of commissions, brokerage fees, costs of clearing the Shares, including legal opinions and related charges, and other related expenses) shall be referred to herein as the “True-Up Value”. In the event that the aggregate value of the Shares and the previously sold Shares are valued for less than the Value Amount on the Valuation Date, the Company shall thereafter issue additional shares of Common Stock to the Investor in the amount of the True-Up Value (such shares, the “True-Up Shares”). In the event that the Investor disagrees with the Company’s calculations of the True-Up Value or the amount of shares of Common Stock to be issued in connection with this section, the Investor shall have two (2) Trading Days to contest the calculation of the Company upon delivery of written notice to the Company, which such written notice shall include the Investor’s proposed calculation of the amount of the True-Up Shares. If the Parties cannot thereafter agree upon the amount of True-Up Shares to issue to the Investor, the Investor and the Company shall each agree upon a neutral third-party whom shall determine the number of True-Up Shares to be issued, which such determination shall be binding upon the Company and the Investor absent manifest error.

5. Miscellaneous.

5.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Investor may assign some or all of his rights hereunder without the consent of the Company provided that any such assignee shall sign a counterpart to this Agreement and be an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, in which event such assignee shall be deemed to be the Investor with respect to such assigned rights and have made the representations to the Company made in Article III hereof.

5.2. Governing Law; Exclusive Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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5.3. Notices. All notices, consents or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same at the address as provided for on the signature page to this Agreement.

5.4. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

5.5. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

5.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.7. Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing.

6. Definitions. For purposes of this Agreement, the following words and terms shall have the following meanings:

6.1. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

6.2. “Current Subsidiary” means any Person in which the Company on the Effective Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries.”

6.3. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

6.4. “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Effective Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”

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6.5. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

6.6. “Principal Market” means the NYSE American (or any nationally recognized successor thereto); provided, however, that in the event the Common Stock is ever listed or traded on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQX, OTCQB, OTC Pink or any other market operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Common Stock is then listed or traded.

6.7. “SEC” means the U.S. Securities and Exchange Commission.

6.8. “Securities Act” means the Securities Act of 1933, as amended.

6.9. “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

6.10. “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

6.11. “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Investor or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

6.12. “Transfer Agent” means Vstock Transfer, LLC, and any successor transfer agent of the Company.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

COMPANY:

SURGE HOLDINGS, INC.

By:
Name:	Brian Cox
Title:	Chief Executive Officer

Address for Notices:

3124 Brother Blvd.
Suite 104
Bartlett, TN 38133
Tel: (901) 302-9587
Email:

INVESTOR:

GLEN EAGLES ACQUISITION LP

By:
Name:
Title:

Address for Notices:

[signature page follows]

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THE UNDERSIGNED ASSIGNOR HEREBY AGREES TO THE TERMS AND CONDITIONS PROVIDED IN THE EXCHANGE AGREEMENT AND HEREBY IRREVOCABLY IMMEDIATELY TRANSFERS AND ASSIGNS 2,500,000 SHARES OF COMMON STOCK OF SURGE HOLDINGS, INC. TO GLEN EAGLES ACQUISITION LP.

ASSIGNOR:

ALTCORP TRADING LLC

By:
Name:
Title:

CONSENTED AND AGREED:

GBT TECHNOLOGIES, INC.

By:
Name:
Title:

Address for Notices:

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